Exhibit 99.1

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

On December 19, 2003, we acquired Century Maintenance Supply, Inc., (“Century”), a leading supplier of MRO products serving the multi-family apartment market throughout the United States. Further information related to the acquisition can be found in Note 2 to the financial statements included in our annual report on Form 10-K for the fiscal year ended January 30, 2004.

We derived the following unaudited pro forma condensed statement of operations for the fiscal year ended January 30, 2004 from (i) our audited consolidated financial statements for such period and (ii) Century’s unaudited condensed consolidated financial statements for the period from February 1, 2003 to December 19, 2003, the date of acquisition.

The unaudited pro forma condensed consolidated statement of operations gives effect to the December 19, 2003 Century acquisition and related financing as though those transactions had occurred on January 31, 2003.

The unaudited pro forma financial information is not necessarily indicative of our results of operations had the events reflected herein actually been consummated at the assumed dates, does not include any cost savings that may be realized from the Century acquisition, and is not necessarily indicative of our results of operations or financial position for any future period. The unaudited pro forma financial information should be read in conjunction with our consolidated financial statements and related notes.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	FISCAL YEAR ENDED JANUARY 30, 2004
	HUGHES AS REPORTED	CENTURY HISTORICAL Unaudited	PRO FORMA ADJUSTMENTS FOR CENTURY ACQUISITION		PRO FORMA FOR CENTURY ACQUISITION
	(in millions, except per share data)
Net sales	$3,253.4	$284.4	$—		$3,537.8
Cost of sales	2,519.7	199.5	(12.5	)(1)	2,706.7

Gross margin	733.7	84.9	12.5		831.1

Selling, general and administrative expenses	589.8	52.0	11.0	(1)	652.8
Depreciation and amortization	21.2	—	3.9	(1),(2)	25.1

Operating income	122.7	32.9	(2.4)		153.2
Interest expense	34.6	8.8	3.2	(3),(4)	46.6
Interest and other income	6.4	—	—		6.4

Income before income taxes	94.5	24.1	(5.6)		113.0
Income taxes	36.8	10.3	(1.3	)(5)	45.8

Net income	$57.7	$13.8	$(4.3)		$67.2

Earnings per share:
Basic	$2.52				$2.93
Diluted	$2.46				$2.86

Weighted-average shares outstanding:
Basic	22.9				22.9
Diluted	23.5				23.5

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)	Adjustment to reflect the reclassification of certain income statement items of Century to conform to our financial statement classification. Personnel expenses for Century of $12.5 million were reclassified from cost of sales to selling, general and administrative expenses for the period ended December 19, 2003. Depreciation and amortization expense of $1.5 million for Century was reclassified from selling, general and administrative expenses to depreciation and amortization for the period ended December 19, 2003. These reclassifications had no net impact on unaudited pro forma condensed consolidated results of operations.

(2)	Adjustment to reflect the amortization of intangible assets totaling $2.4 million for the period ended December 19, 2003 on a straight-line basis over a weighted-average life of 11.5 years. Goodwill resulting from the acquisition is not amortized in accordance with the provisions of Statement of Financial Accounting Standards (FAS) No. 142, Goodwill and Other Intangible Assets.

(3)	Adjustment to reflect interest expense on the $250.0 million interim senior unsecured term loan at 3.39% issued in connection with the acquisition of Century and maturing on March 31, 2005, and the incremental borrowing of $111.7 million made under the senior revolving credit facility at 3.36%. The adjustment also reflects the higher interest rate on our senior revolving credit facility (increased to 3.36%), resulting in additional pro forma interest expense of $1.2 million for the period ended December 19, 2003 on our existing borrowings under the senior revolving credit facility. The effect of a 0.125% percent variance in the interest rate on net income was $0.3 million for the fiscal year ended January 30, 2004.

(4)	Adjustment to eliminate $8.8 million of Century’s interest expense for the period ended December 19, 2003. We repaid the underlying indebtedness in connection with the acquisition.

(5)	Adjustment to reflect the reduction of federal income taxes related to the interest expense adjustments described in notes (3) and (4) based upon the statutory rate of 38.9% for fiscal year ended January 30, 2004.